Exhibit 10.47

AMENDMENT NO. 1
TO THE
STOCK UNIT AGREEMENT
UNDER THE 2004 STOCK INCENTIVE PLAN

THIS AMENDMENT NO. 1 TO THE STOCK UNIT AGREEMENT by and between Specialized Health Products International, Inc. and _______________ (the “Amendment”) is made and entered into as of this ____ day of _________, 2004, by and between the parties hereto.

RECITALS

A. The parties entered into an agreement captioned “Stock Unit Agreement” on or about the ____ day of _______, 2004 the (the “Agreement”).

B. All capitalized terms not otherwise defined herein, shall have the meaning set forth in the Agreement.

C. The parties desire to amend the Agreement as set forth below.

IN CONSIDERATION of the premises and of the mutual covenants and agreements hereinafter set forth and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby covenant and agree as follows:

1. Without altering or amending any other part of the Agreement, Section 1 of the Agreement is hereby amended to read in its entirety as follows:

1. Grant of Stock Units. Subject to the terms and conditions of this Agreement and of the Plan, the Company hereby credits to a separate account maintained on the books of the Company (the “Account”) _______ stock units (the “Stock Units”). Under this Agreement, a Stock Unit is an award of a right to receive one share of the Company’s $.02 par value common stock (“Stock”).

2. Without altering or amending any other part of the Agreement, the following new Section 6 is hereby added to the Agreement which reads in its entirety as follows:

6.  Right of First Refusal. For a period beginning on the first date that the Stock Units vest and terminating on the three month anniversary of the date that the Stock Units first vest the Holder shall not sell or transfer Stock acquired as a result of this Agreement or any interest or any part thereof, nor enter into any agreement as a result of which any person or entity may become interested therein unless the Holder shall have first made an offer to sell such Stock or interest therein to the Company, by giving written notice of the terms and conditions of such proposed sale or transfer and the name and address of the proposed bona fide purchaser or transferee. Such written offer shall contain: (A) the nature and size of the interest to be sold or transferred; (B) the name and address of the proposed bona fide purchaser, or, if the interest is being sold into the market a statement to that effect; and (C) the sales or transfer price (which may be stated as market price on the date of sale) and all terms of payment thereof. The Company shall have five (5) days after receipt of such notice to purchase the interest of the Holder on the terms and conditions stated. If such right to purchase is not exercised, the Holder shall have thirty (30) days following the initial five (5) day period to consummate the intended sale or transfer strictly in accordance with the terms and conditions set forth in the notice.

3.  The Agreement shall remain in full force and effect and shall remain unaltered, except to the extent specifically amended herein.

4. This Amendment may be signed in several counterparts, through the use of multiple signature pages appended to each original, and all such counterparts shall constitute one and the same instrument. Any counterpart to which is attached the signatures of all parties shall constitute an original of this Amendment.

IN WITNESS WHEREOF, the parties hereto have executed this Amendment to be effective as of the date first written above.

SPECIALIZED HEALTH PRODUCTS INTERNATIONAL, INC.	HOLDER

By:
(signature)
Its:

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